Exhibit 3.73(a)

State of Missouri

Robin Carnahan, Secretary of State

Corporations Division

P.O. Box 778 / 600 W. Main Street, Rm 322

Jefferson City, MO 65102

File Number:

00913721

Date Filed: 08/14/2008

Robin Carnahan

Secretary of State

Articles of Incorporation

Article One

The name of the corporation is USP Festus, Inc.

Article Two

The registered agent’s name: C T Corporation System

The address, including street and number for the registered agent’s office in the state of Missouri: (P.O. Box may only be used in addition to a physical street address)

120 South Central Avenue

Clayton

MO 63105

Street address City State/Zip

Article Three

(Must complete 1 or 2)

1. If the aggregate number of shares in which the corporation shall have authority to issue DOES NOT exceed 30,000 shares or the par valued DOES NOT exceed $30,000 please check this box: ☒

OR

2. If the aggregate number of shares in which the corporation shall have authority to issue exceeds 30,000 shares or the par value exceeds $30,000 dollars please indicate the number of shares of each class and the par value of each share. Also, indicate a statement of the preferences, qualifications, limitations, restrictions and the special or relative rights including convertible right, is any, in respect of the shares of each class:

Article Four

The name and physical business or residence address of each incorporator:

Name Address City/State/Zip

Alex Jenkins

15305 Dallas Parkway, Suite 1600

Addison, TX 75001

Name and address to return filed document:

Name:

Address:

City, State, and Zip Code:

State of Missouri

Creation - General Business - Domestic 2 Page(s)

MO001 - 02/25/2005 C T System Online

T0822817021

Article Five

The number of years the corporation is to continue or perpetual: (Please complete one)

☒ Perpetual (check box) OR State number of years

Article Six

The corporation is formed for the following lawful purpose(s):

the ownership and/or management of one or more healthcare facilities.

Article Seven

☒ The number of directors to constitute the board of directors: one (optional)

In Affirmation thereof, the facts stated above are true and correct:

(The undersigned understands that false statements made in this filing are subject to the penalties provided under Section 575.040, RSMo)

Alex Jenkins

Signature Printed Name

Signature Printed Name

Signature Printed Name

Signature Printed Name

MO001 - 02/25/2005 C T System Online Corp. 41 (01/05)